As filed with the Securities and Exchange Commission on February 5, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grant Cayman KY1-1108

Cayman Islands

+1 (345) 949 4123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2011 Option Plan

2016 Share Option and Incentive Plan

Non-Plan Share Options

(Full title of the plans)

C T Corporation System

111 Eighth Avenue

New York, New York  10011

(212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom

Michael J. Kendall

Edwin O’Connor

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA  02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	65,875,317	(3)	$2.17	(4)	$142,949,438	$14,396
Ordinary Shares, par value $0.0001 per share	31,326,476	(5)	$0.31	(6)	$9,711,208	$978
Ordinary Shares, par value $0.0001 per share	15,200,667	(7)	$0.50	(8)	$7,600,334	$766
Total	112,402,460					$16,140

(1)          These shares may be represented by the Registrant’s American Depositary Shares, or ADSs. Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).

(2)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the above-named plans by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.

(3)          Represents 65,875,317 Ordinary Shares available for future issuance under the 2016 Share Option and Incentive Plan (the “2016 Plan”).

(4)          Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the NASDAQ Global Select Market on February 3, 2016 divided by 13, the then Ordinary Share-to-ADS ratio.

(5)          Represents 31,326,476 Ordinary Shares subject to outstanding awards under the 2011 Option Plan (the “2011 Plan”). To the extent Ordinary Shares that are subject to awards under the 2011 Plan are forfeited, cancelled, repurchased, expired or otherwise terminated (other than by exercise) from and after the effective date of the 2016 Plan, such shares will be available for future issuance under the 2016 Plan.

(6)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. For the 31,326,476 Ordinary Shares reserved for issuance upon the exercise of outstanding awards granted under the 2011 Plan, the Proposed Maximum Offering Price Per Share is $0.31 per share, which is the weighted average exercise price of the awards granted under the 2011 Plan.

(7)          Represents 15,200,667 Ordinary Shares subject to outstanding options granted outside of any option plan.

(8)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. For the 15,200,667 Ordinary Shares reserved for issuance upon the exercise of outstanding options granted outside any option plan the Proposed Maximum Offering Price Per Share is $0.50 per share, which is the weighted average exercise price of these awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by BeiGene, Ltd. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus dated February 2, 2016, filed with the Commission on February 3, 2016 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-207459), which contains audited financial statements of the Registrant at December 31, 2013 and 2014 and for the years then ended; and

(b) The description of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 29, 2016 (File No. 001-37686), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                 DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL

As of the date of this Registration Statement, certain investment funds associated with, and partners of, Goodwin Procter LLP beneficially owned less than 0.15% of our outstanding equity securities.

ITEM 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, the Registrant has entered, and intends to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207459), as amended, originally filed with the Commission on October 16, 2015, with its directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

The Registrant maintains liability insurance for the Registrant’s directors and officers, including insurance against liability under the Securities Act of 1933, as amended.

Certain of the Registrant’s non-executive directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of the Registrant’s board of directors.

ITEM 7.                 EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                 EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.                 UNDERTAKINGS

1.                   The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the

Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on February 5, 2016.

BEIGENE, LTD.

By:	/s/ John V. Oyler
Name: John V. Oyler
Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler and Howard Liang, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ John V. Oyler	Chief Executive Officer and Chairman (Principal Executive Officer)	February 5, 2016
John V. Oyler

/s/ Howard Liang	Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)	February 5, 2016
Howard Liang

/s/ Michael Goller
Michael Goller	Director	February 5, 2016

/s/ Donald W. Glazer
Donald W. Glazer			Director	February 5, 2016

/s/ Ranjeev Krishana
Ranjeev Krishana			Director	February 5, 2016

/s/ Thomas Malley
Thomas Malley			Director	February 5, 2016

/s/ Ke Tang
Ke Tang			Director	February 5, 2016

/s/ Qingqing Yi
Qingqing Yi			Director	February 5, 2016

Puglisi & Associates

By:	/s/ Donald J. Puglisi		Authorized Representative in the United States	February 5, 2016
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as amended and currently in effect

4.2(2)	Form of Amended and Restated Memorandum and Articles of Association of the Registrant

4.3(3)	Form of Deposit Agreement and Form of American Depositary Receipt

5.1	Opinion of Mourant Ozannes regarding the issue of ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1(4)	2011 Option Plan, as amended and form of option agreement thereunder

99.2(5)	2016 Share Option and Incentive Plan and forms of agreements thereunder

(1)         Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(2)         Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.

(3)         Filed as Exhibits 4.1 and 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.

(4)         Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(5)         Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.